Exhibit 99.1




                                                            Media Contact:
                                                            Gordon R. Manuel
                                                            864-282-9448

                                                            Analyst Contact:
                                                            Duane A. Owens
                                                            864-282-9488


FOR IMMEDIATE RELEASE
THURSDAY, JANUARY 26, 2006

                      BOWATER ANNOUNCES FOURTH QUARTER AND
                        FULL YEAR 2005 FINANCIAL RESULTS

GREENVILLE, SC - Bowater Incorporated (NYSE: BOW) reported for the year 2005 a net loss of $120.6 million, or $2.10 per diluted share. This compares with a net loss of $87.1 million, or $1.52 per diluted share in 2004. Sales in 2005 totaled $3.5 billion compared with $3.2 billion in 2004. Excluding impairment and other special items, the loss for 2005 was $39.6 million, or $0.69 per diluted share, compared to a 2004 loss of $73.2 million, or $1.28 per diluted share.

     Bowater had a net loss of $101.9 million, or $1.78 per diluted share, on sales of $876.4 million for the fourth quarter of 2005. These results compare with a net loss of $35.2 million, or $0.61 per diluted share, on sales of $823.0 million in the fourth quarter of 2004. Before special items, the net loss for the fourth quarter of 2005 was $14.4 million, or $0.25 per diluted share, compared with the 2004 fourth quarter net loss before special items of $23.6 million, or $0.41 per diluted share. Special items in the fourth quarter included a gain on asset sales of $21.7 million offset by charges of $109.2 million, principally related to a restructuring at the Thunder Bay, Ontario mill.

     Specifically, the company will permanently close the Thunder Bay "A" kraft mill in the second quarter of 2006. This facility produces approximately 210,000 metric tons of market pulp per year. The closure will improve the financial performance of the site by reducing the use of high cost wood and energy. It will result in a 20% employment reduction at the site.

     "I regret the impact that our decision at Thunder Bay will have on our employees, their families and the community. However, this restructuring is essential for the viability of this site. Also critical is an improved operating environment in Ontario," said Arnold M. Nemirow, Chairman, President and Chief Executive Officer. "Although better than 2004, our 2005 financial results were very disappointing, as we continued to face a stronger Canadian dollar, and higher energy and wood costs. With this restructuring, as well as the $80 million cost reduction program announced last quarter and better markets, we expect to continue to improve our financial results in 2006."


                                     (more)

                              FINANCIAL HIGHLIGHTS
                     (In millions, except per-share amounts)

                                                              Three Months Ended             Twelve Months Ended
                                                                 December 31,                   December 31,
                                                       ----------------------------------------------------------------
                                                             2005            2004             2005           2004
                                                       ----------------------------------------------------------------
 Sales                                                 $     876.4    $     823.0      $   3,483.8     $   3,190.3
 Net loss                                              $    (101.9)   $     (35.2)     $    (120.6)    $     (87.1)

 Loss per diluted share (in accordance with GAAP)      $     (1.78)   $     (0.61)     $     (2.10)    $     (1.52)
 Special items, net of tax (per diluted share):
    Sale of assets (gain) loss                               (0.38)         (0.01)           (0.72)          (0.08)
    Foreign exchange (gain) loss                             (0.01)          0.10             0.08            0.21
    Severance                                                 0.22           0.11             0.22            0.11
    Impairment and tax charges                                1.69                            1.82
    Adoption of new accounting standard                       0.01           -                0.01            -
                                                       ----------------------------------------------------------------
 Loss per share excluding special items                $     (0.25)   $     (0.41)     $     (0.69)     $    (1.28)
                                                       ----------------------------------------------------------------

     Fourth quarter special items consisted of a $21.7 million gain related to asset sales, an asset impairment charge of $69.3 million, primarily related to the permanent closure at Thunder Bay, tax charges of $27.3 million related to the elimination of deferred tax assets, primarily associated with the Thunder Bay operations, a severance charge of $12.8 million, a $0.7 million gain resulting from currency changes primarily related to the appreciation of the Canadian dollar and a $0.5 million charge related to the adoption of an accounting standard related to asset retirement obligations. Additional pension charges related to the closure of approximately $17.0 million are expected to occur in 2006.

     Operating costs for the company's pulp and paper products increased during the fourth quarter, primarily as a result of rising energy costs and the stronger Canadian dollar. In addition, repair spending was higher as a result of maintenance outages. Maintenance downtime at the Coosa Pines, Alabama pulp mill was longer than anticipated as a result of limited labor availability due to hurricane reconstruction projects in the region.

     Bowater's average transaction price for newsprint rose $13 per metric ton in the fourth quarter compared to the third quarter, while the company's average operating costs increased $19 per metric ton. Inventory decreased by 13,900 metric tons. The company curtailed 54,000 metric tons of newsprint production in the fourth quarter for market and maintenance reasons. In the first quarter, the company expects to curtail approximately 39,000 metric tons representing maintenance outages and the continued idling of a machine at Thunder Bay. The company has informed its North American customers of a $40 per metric ton price increase effective February 1.

         Bowater's average transaction price for coated and specialty papers increased $9 per short ton compared to the third quarter, while the company's average operating costs increased $14 per short ton. The company has informed its North American customers of a $60 per short ton price increase, effective February 1, for certain of its uncoated mechanical grades.

                                     (more)

     Bowater's average transaction price for market pulp was essentially flat compared to the third quarter of 2005, while operating costs increased $23 per metric ton. The company curtailed 24,000 metric tons of market pulp due to maintenance outages in the quarter and expects to curtail approximately 6,000 tons in the first quarter.

     The company's average transaction price for lumber decreased $9 per thousand board feet compared to the third quarter of 2005. During the quarter, the company paid countervailing and antidumping duties of approximately $6.2 million. In December, these duties for the company were reduced from 20.15% to 10.81%.

     Bowater will host a management conference call to discuss these financial results at 9:00 a.m. Eastern time, today, January 26, 2006. The conference call number is 877-209-0397 or 612-332-1213 (international). A webcast of the call will be available on Bowater's website at www.bowater.com. Interested parties may follow the on-screen instructions for access to the call and related information. A replay of the call will be available from 12:30 p.m. Eastern time today through Thursday, February 2, on the website or by dialing 800-475-6701 or 320-365-3844 (international) and using the access code 813541.

     Bowater Incorporated, headquartered in Greenville, SC, is a leading producer of newsprint, coated mechanical and specialty papers. In addition, the company makes bleached kraft pulp and lumber products. The company has 12 pulp and paper mills in the United States, Canada and South Korea and 12 North American sawmills that produce softwood lumber. Bowater also operates two facilities that convert a base sheet to coated products. Bowater's operations are supported by approximately 1.4 million acres of timberlands owned or leased in the United States and Canada and 30 million acres of timber cutting rights in Canada. Bowater is one of the world's largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange and the Pacific Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSX: BWX).

     All amounts are in U.S. dollars.

     Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this news release include those described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Bowater's annual report on Form 10-K for the year ended December 31, 2004, and from time to time, in Bowater's other filings with the Securities and Exchange Commission. Information about industry or general economic conditions contained in this press release is derived from third party sources that the company believes are widely accepted and accurate; however, the company has not independently verified this information and cannot assure its accuracy.


                                      # # #

                      BOWATER INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                (Unaudited, in millions except per share amounts)

                                                                      Three Months Ended                   Twelve Months Ended
                                                               ----------------------------------    -------------------------------
                                                                         December 31,                         December 31,
                                                               ----------------------------------    -------------------------------
                                                                   2005               2004               2005              2004
                                                               --------------    ----------------    --------------    -------------
Sales                                                          $   876.4          $  823.0            $ 3,483.8         $ 3,190.3

Cost of sales, excluding depreciation, amortization
    and cost of timber harvested                                   659.9             614.7              2,540.5           2,346.4
Depreciation, amortization and cost of timber harvested             83.5              81.1                329.4             335.2
Distribution costs                                                  84.2              83.3                340.3             324.9
Selling and administrative expense                                  37.0              52.5                158.0             161.2
Asset impairment (1)                                                70.7                -                  82.6                -
Net gain on fixed assets and land sales                             35.1               1.0                 65.8               6.9
                                                               --------------    ----------------    --------------    -------------
       Operating income (loss)                                     (23.8)             (7.6)                98.8              29.5

Other expense (income):
    Interest income                                                 (1.6)             (1.0)                (4.8)             (4.2)
    Interest expense, net of capitalized interest                   49.8              48.8                199.3             195.3
    Foreign exchange loss (gain)                                    (0.5)             (3.0)                 3.1              (3.0)
    Other, net                                                      (0.8)             (3.8)                (8.2)            (10.2)
                                                               --------------    ----------------    --------------    -------------
                                                                    46.9              41.0                189.4             177.9
                                                               --------------    ----------------    --------------    -------------
Loss before income taxes, minority interests
and cumulative effect of accounting changes                        (70.7)            (48.6)               (90.6)           (148.4)

Provision for income tax expense (benefit)(5)                       38.2             (10.1)                39.3             (54.8)
Minority interests in the net loss of subsidiaries                  (7.5)             (3.3)                (9.8)             (6.5)
                                                               --------------    ----------------    --------------    -------------

Loss before cumulative effect of accounting changes               (101.4)            (35.2)              (120.1)            (87.1)
Cumulative effect of accounting changes (2)                         (0.5)               -                  (0.5)               -
                                                               --------------    ----------------    --------------    -------------
Net loss                                                       $  (101.9)        $   (35.2)           $  (120.6)        $   (87.1)
                                                               ==============    ================    ==============    =============

Basic loss per common share: (3)

   Loss before cumulative effect of accounting changes             (1.77)            (0.61)               (2.09)            (1.52)
   Cumulative effect of accounting changes                         (0.01)               -                 (0.01)              -
                                                               --------------    ----------------    --------------    -------------
   Net loss per share                                              (1.78)            (0.61)               (2.10)            (1.52)
                                                               ==============    ================    ==============    =============
   Average common shares outstanding (3)                             57.4              57.2                 57.4              57.2
                                                               ==============    ================    ==============    =============
Diluted loss per common share: (3)
   Loss before cumulative effect of accounting changes             (1.77)            (0.61)               (2.09)            (1.52)
   Cumulative effect of accounting changes                         (0.01)               -                 (0.01)              -
                                                               --------------    ----------------    --------------    -------------
   Net loss per share                                              (1.78)            (0.61)               (2.10)            (1.52)
                                                               ==============    ================    ==============    =============
   Average common and common equivalent shares outstanding (3)       57.4              57.2                 57.4              57.2
                                                               ==============    ================    ==============    =============

                      BOWATER INCORPORATED AND SUBSIDIARIES
                     (Unaudited, in millions of US dollars)

Consolidated Balance Sheet                     December 31,     December 31,
                                             ------------------- ---------------
                                                    2005             2004

Current assets:
    Cash and cash equivalents                 $     30.1         $   29.7
    Accounts receivable, net                       410.1            377.0
    Inventories                                    365.8            327.9
    Unrealized gain on hedged transactions          30.0            100.2
    Timberlands held for sale (4)                  135.8                -
    Other current assets                            45.3             67.9
                                                 -------          --------
        Total current assets                     1,017.1            902.7
                                                 -------          --------
Timber and timberlands                              85.4            186.2
Fixed assets, net                                3,049.1          3,301.1
Goodwill                                           781.4            819.3
Other assets                                       233.5            240.7
                                                 --------        ---------
                                               $ 5,166.5         $5,450.0
                                                 ========        =========
Current liabilities:
    Accounts payable and accrued liabilities       490.0            458.4
    Short-term bank debt                            55.0             73.0
    Current installments of long-term debt          22.2             14.0
    Dividends payable                               11.2             11.2
                                                 --------        ----------
        Total current liabilities                  578.4            556.6
                                                 --------        ----------
Long-term debt, net of current installments      2,400.0          2,427.9

Pension, other postretirement benefits and
other long-term liabilities                        572.9            495.2
Deferred income taxes                              340.8            394.5
Minority interests in subsidiaries                  58.9             68.5
                                                 -------         ---------
Shareholders' equity                             1,215.5          1,507.3
                                                ========         =========
                                               $ 5,166.5         $5,450.0
                                                ========         =========



                      BOWATER INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     (Unaudited, in millions of US Dollars)

                                                                               Twelve Months Ended
                                                                                   December 31,
                                                                           -----------------------------
                                                                              2005             2004
                                                                          ------------    -------------
Cash flows from  operating activities:
Net loss                                                                    $  (120.6)      $  (87.1)
Cumulative effect of accounting changes, net of tax                               0.5             -
Adjustments to reconcile net loss to net cash from operating activities:
   Asset impairment                                                              82.6             -
   Depreciation, amortization and cost of timber harvested                      329.4          335.2
   Deferred income taxes                                                         30.8          (50.5)
   Amortization of unearned compensation                                          0.1            0.9
   Minority interests in net loss of subsidiaries                                (9.8)          (6.5)
   Net gain on sale of assets                                                   (65.8)          (6.9)
   Changes in working capital:
       Accounts receivable, net                                                 (33.1)         (16.1)
       Inventories                                                              (40.1)         (34.8)
       Income taxes receivable                                                   22.1          (30.4)
       Accounts payable and accrued liabilities                                  13.5           43.2
       Income taxes payable                                                        -           (20.4)
   Other, net                                                                   (40.2)          (4.1)
                                                                           ------------    -------------
       Net cash from operating activities                                       169.4          122.5

Cash flows from investing activities:
Cash invested in fixed assets, timber and timberlands                          (167.4)         (84.1)
Disposition of assets, including timber and timberlands                          75.7           12.0
                                                                           ------------    -------------
          Net cash used for investing activities                                (91.7)         (72.1)

Cash flows from financing activities:
Cash dividends, including minority interests                                    (45.9)         (46.0)
Short-term financing                                                            572.0          733.4
Short-term financing repayments                                                (591.0)        (866.1)
Long-term financing                                                                -           245.9
Payments of long-term debt                                                      (14.3)        (113.9)
Stock options exercised                                                           1.9            6.6
                                                                           ------------    -------------
          Net cash used for financing activities                                (77.3)         (40.1)
                                                                           ------------    -------------
Net increase in cash and cash equivalents                                         0.4           10.3

Cash and cash equivalents at beginning of year                                   29.7           19.4
                                                                           ------------    -------------
Cash and cash equivalents at end of year                                    $    30.1       $   29.7
                                                                           ============    =============


BOWATER INCORPORATED AND SUBSIDIARIES
Notes to the Press Release and Unaudited Consolidated Financial Statements

(1) During January, 2006, Bowater announced its plans to permanently close the Thunder Bay "A" kraft mill in the second quarter of 2006. This decision resulted in a one-time non-cash asset impairment of $67.2 million during the fourth quarter of 2005. In addition, Bowater recorded a severance charge of $11.5 million related to a 20% staffing reduction at this site. During the three month period ended June 30, 2005, Bowater decided to permanently shut the older, higher cost No. 1 line at Benton Harbor. This shut resulted in a one-time non-cash asset impairment of $11.9 million.

(2) Effective December 31, 2005, Bowater adopted Financial Accounting Standards Board's Interpretation (FIN) No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No.143". FIN 47 provides guidance regarding asset retirement obligations in which either the timing or method of settlement is conditional upon a future event. FIN 47 requires entities to record the fair value of a liability for a conditional asset retirement obligation in the period in which sufficient information is available to estimate the liability. The adoption of FIN 47 resulted in non-cash, after tax cumulative effect charges of $0.5 million, or $0.01 per diluted share in the fourth quarter of 2005.

(3) For the calculation of basic and diluted loss per share for the three and twelve months ended December 31, 2005 and 2004, no adjustments to net loss are necessary. The effect of dilutive securities is not included in the computation for the three and twelve months ended December 31, 2005 and 2004 to prevent antidilution.

(4) Consists mainly of North American timberlands that are currently being marketed for sale.

(5) In the fourth quarter of 2005 Bowater recorded a valuation allowance (tax charge) or $27.3 million (after Minority Interest) for deferred tax assets in certain Canadian provinces. In addition, Bowater recorded no tax benefit for net operating losses generated in these provinces during the 2005 periods presented.

(6) A reconciliation of certain financial statement line items reported under generally accepted accounting principles ("GAAP") to earnings reported before special items is presented below. We believe that this measure allows investors to more easily compare our on-going operations and financial performance from period to period. This measure is not as complete as GAAP earnings; consequently, investors should rely on GAAP earnings. In addition to GAAP earnings, we use the other measures that we disclose in order to provide perspective on our financial performance. Operating income before special items, as presented in the following tables, improved by $96.6 million to $128.9 million for the year ended December 31, 2005 from $32.3 for the year ended December 31, 2004.

                      Three Months Ended December 31, 2005
                (unaudited, in millions except per share amounts)

                          Adjustment for Special Items
                                                                                                            Adoption
                                                               Land sales               Asset                of new        GAAP as
                                                    GAAP as     & fixed    Foreign   Impairment &           accounting  adjusted for
                                                    reported    assets     exchange  Tax Charges  Severance  standard  Special items
                                                    ---------- ---------- ---------- ------------ --------- --------- --------------
Operating income (loss)                             $  (23.8)  $  (35.1)  $   -        $   70.7    $   13.3   $    -     $    25.1
Other expense (income)
   Interest income                                      (1.6)        -        -              -            -        -          (1.6)
   Interest expense, net of capitalized interest        49.8         -        -              -            -        -          49.8
   Foreign exchange loss (gain)                         (0.5)        -       0.5             -            -        -            -
   Other, net                                           (0.8)        -        -              -            -        -          (0.8)
                                                    --------- ---------- ----------- ----------- ----------- ---------     --------
                                                        46.9         -       0.5             -            -        -          47.4
                                                    -------------------------------------------------------------------------------
Income (loss) before income taxes and
  minority interests                                   (70.7)     (35.1)    (0.5)          70.7         13.3       -         (22.3)
Provision for income tax expense (benefit)              38.2      (13.4)    (0.2)         (32.9)         0.5       -          (7.8)
Minority interests in the net income (loss)
  of subsidiaries                                      (7.5)         -       0.4            7.0           -        -          (0.1)
                                                   ---------- ---------- ----------- ----------- ----------- ----------    --------
Income (loss) before cumulative effect of
  accounting changes                                 (101.4)      (21.7)     0.7)          96.6         12.8       -         (14.4)
Cumulative effect of accounting changes                (0.5)         -       -               -            -       0.5          -
                                                   ----------- --------- ----------- ----------- ----------- ----------    --------
Net income (loss)                                  $ (101.9)    $ (21.7)  $ (0.7)       $  96.6     $   12.8    $ 0.5      $ (14.4)
                                                   ----------- --------- ----------- ----------- ----------- ----------   ---------
Diluted shares                                         57.4        57.4     57.4           57.4         57.4     57.4         57.4
                                                   ----------- --------- ----------  ----------- ----------- ----------   ----------
EPS                                                $  (1.78)    $ (0.38)  $(0.01)       $  1.69      $  0.22     0.01      $ (0.25)
                                                   ----------- --------- ----------  ----------- ----------- ----------   ----------
Effective tax rate                                    -54.0%                                                                  35.3%
                                                   --------------------------------------------------------------------------------


                      Three Months Ended December 31, 2004
                (unaudited, in millions except per share amounts)

                          Adjustment for Special Items

                                                               Land sales               Asset                of new       GAAP as
                                                    GAAP as     & fixed    Foreign   Impairment &           accounting  adjusted for
                                                    reported    assets     exchange  Tax Charges  Severance  standard  Special items
                                                    ---------- ---------  ---------- ------------ --------- --------- --------------

Operating income (loss)                            $ (7.6)     $  (1.0)   $   -     $    -       $   9.7   $    -      $     1.1
Other expense (income)
   Interest income                                   (1.0)          -         -          -            -         -           (1.0)
   Interest expense, net of capitalized interest     48.8           -         -          -            -         -           48.8
   Foreign exchange loss (gain)                      (3.0)          -        3.0         -            -         -             -
   Other, net                                        (3.8)          -         -          -            -         -           (3.8)
                                                    ---------- ---------- ---------- ------------ ---------- --------- -------------
                                                     41.0           -        3.0         -            -         -           44.0
                                                    ---------- ---------- ---------- ------------ ---------- --------- -------------
Income (loss) before income taxes and
  minority interests                                (48.6)        (1.0)     (3.0)        -           9.7        -          (42.9)
Provision for income tax expense (benefit)          (10.1)        (0.4)     (9.1)        -           3.4        -          (16.2)
Minority interests in the net income (loss)
  of subsidiaries                                    (3.3)                   0.2                      -         -           (3.1)
                                                   ----------- ---------- ----------- ----------- ---------- --------- ------------
Net income (loss)                                  $(35.2)      $ (0.6)   $  5.9      $  -         $ 6.3     $  -        $ (23.6)
                                                   ----------- ---------- ----------- ----------- ---------- --------- ------------
Diluted Shares                                       57.2         57.2      57.2         -          57.2        -           57.2
                                                   ----------- ---------- ----------- ----------- ---------- --------- ------------
EPS                                                $(0.61)      $(0.01)   $ 0.10      $  -        $ 0.11      $ -        $ (0.41)
                                                   ----------- ---------- ----------- ----------- ---------- ---------- -----------
Effective tax rate                                   20.8%                                                                 37.8%
                                                   --------------------------------------------------------------------------------


                      Twelve Months Ended December 31, 2005
                (unaudited, in millions except per share amounts)

                          Adjustment for Special Items

                                                               Land sales               Asset                of new       GAAP as
                                                    GAAP as     & fixed    Foreign   Impairment &           accounting  adjusted for
                                                    reported    assets     exchange  Tax Charges  Severance  standard  Special items
                                                    ---------- ---------  ---------- ------------ --------- --------- --------------

Operating income (loss)                              $    98.8   $  (65.8) $   -     $    82.6     $  13.3    $     -    $     128.9
Other expense (income)
   Interest income                                        (4.8)        -       -            -           -          -           (4.8)
   Interest expense, net of capitalized interest         199.3         -       -            -           -          -          199.3
   Foreign exchange loss (gain)                            3.1         -     (3.1)          -           -          -            -
   Other, net                                             (8.2)        -       -            -           -          -           (8.2)
                                                     ----------- --------- ---------- ------------ --------- ------------ ----------
                                                         189.4         -     (3.1)          -           -          -          186.3
                                                     ----------- --------- ---------- ------------ --------- ------------ ----------
Income (loss) before income taxes and
 minority interests                                      (90.6)     (65.8)    3.1         82.6        13.3         -          (57.4)
Provision for income tax expense (benefit)                39.3      (24.6)   (1.9)       (28.6)        0.5         -          (15.3)
Minority interests in the net income (loss)
  of subsidiaries                                         (9.8)        -      0.2          7.1          -          -           (2.5)
                                                      ----------- --------- ---------- ------------ ----------- ------------ -------
Income (loss) before cumulative effect of
 accounting changes                                     (120.1)     (41.2)    4.8        104.1        12.8          -         (39.6)
Cumulative effect of accounting changes                   (0.5)        -       -            -           -          0.5           -
                                                      ----------- --------- ---------- ------------ ----------- ------------ -------
Net income (loss)                                     $ (120.6)   $ (41.2)  $ 4.8      $ 104.1      $ 12.8      $  0.5       $(39.6)
                                                      ----------- --------- ---------- ------------ ----------- ------------ -------
Diluted shares                                            57.4       57.4    57.4         57.4        57.4         57.4        57.4
                                                      ----------- --------- ---------- ------------ ----------- ------------ -------
EPS                                                   $  (2.10)   $ (0.72)  $0.08      $  1.82      $ 0.22       $ 0.01      $(0.69)
                                                      ----------- --------- ---------- ------------ ----------- ------------ -------
Effective tax rate                                       -43.4%                                                                26.7%
                                                      ------------------------------------------------------------------------------


                      Twelve Months Ended December 31, 2004
                (unaudited, in millions except per share amounts)

                          Adjustment for Special Items
                                                              Land sales               Asset                of new       GAAP as
                                                    GAAP as     & fixed    Foreign   Impairment &           accounting  adjusted for
                                                    reported    assets     exchange  Tax Charges  Severance  standard  Special items
                                                    ---------- ---------  ---------- ------------ --------- --------- --------------
Operating income (loss)                             $  29.5   $   (6.9)   $   -       $    -      $   9.7   $      -   $      32.3
Other expense (income)
   Interest income                                     (4.2)       -          -            -           -           -          (4.2)
   Interest expense, net of capitalized interest      195.3        -          -            -           -           -         195.3
   Foreign exchange loss (gain)                        (3.0)       -          3.0                      -           -            -
   Other, net                                         (10.2)       -          -            -           -           -         (10.2)
                                                    ----------- --------- ---------- ------------ ---------- ---------- ------------
                                                      177.9        -          3.0          -           -           -         180.9
                                                    ----------- --------- ---------- ------------ ---------- ---------- ------------
Income (loss) before income taxes and
 minority interests                                  (148.4)      (6.9)      (3.0)         -           9.7         -        (148.6)
Provision for income tax expense (benefit)            (54.8)      (2.5)     (16.5)         -           3.4         -         (70.4)
Minority interests in the net income (loss)
  of subsidiaries                                      (6.5)                  1.5                       -          -          (5.0)
                                                    ----------- --------- ---------- ------------ ---------- ----------- -----------
Net income (loss)                                   $ (87.1)    $ (4.4)      12.0          -           6.3         -         (73.2)
                                                    ----------- --------- ---------- ------------ ----------- ---------- -----------
Diluted Shares                                         57.2       57.2       57.2          -          57.2         -          57.2
                                                    ----------- --------- ---------- ------------ ----------- ---------- -----------
EPS                                                 $ (1.52)     (0.08)      0.21          -          0.11         -         (1.28)
                                                    ----------- --------- ---------- ------------ ----------- ---------- -----------
Effective tax rate                                     36.9%                                                                  47.4%
                                                    --------------------------------------------------------------------------------

     A schedule of historical financial and operating statistics is available upon request and on Bowater's web site